EXHIBIT 16.1


                                October 25, 2006


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occured on October 19, 2006, to be filed by our former client, Wireless Telecom Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                Very truly yours,


                                /s/ Lazar Levine & Felix LLP

                                Lazar Levine & Felix LLP